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                                                                     EXHIBIT 5.1



                        [HOPKINS & SUTTER LETTERHEAD]



                               November 14, 1995




US Servis, Inc.
414 Eagle Rock Avenue
West Orange, New Jersey  07052

         Re:     SHARES OF COMMON STOCK OF US SERVIS, INC.

Gentlemen:

         We have acted as special counsel to US Servis, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 being filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the sale by certain selling stockholders of the Company (the "Selling Stockholders") of 552,272 shares (the "Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"), and are issuing this opinion in connection therewith.

         In issuing this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement (together with the form of preliminary prospectus forming a part thereof); the Certificate of Incorporation of the Company and the Bylaws of the Company, each as in effect on the date hereof; certain resolutions adopted by the Board of Directors of the Company relating to the preparation and filing of the Registration Statement, the original issuance and sale of the Shares and certain related matters; a form of specimen certificate for the Common Stock; certain agreements, certificates of public officials, certificates of officers or representatives of the Company or others; and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we have not





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                                                                     EXHIBIT 5.1


US SerVis, Inc.
November 14, 1995
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independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         We are admitted to practice law in the State of Illinois, and do not purport to be experts on, or express any opinion concerning, any law other than the substantive law of the State of Illinois and the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is validly existing and in good standing as a corporation under the laws of the State of Delaware.

         2. Assuming the conformity of the certificates representing the Shares to the form of the specimen certificate for the Common Stock examined by us and the due execution and delivery of such certificates, the Shares to be registered for sale by the Selling Stockholders have been duly authorized for issuance, were validly issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

         This opinion is furnished by us, as counsel to the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose, or otherwise referred to or relied upon by any other person without our express written permission.

                                 Very truly yours,

                                 /s/   Hopkins & Sutter


                                 HOPKINS & SUTTER





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